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                                                                   Exhibit 5.1

                    [LOGO OF COOLEY GODWARD LLP GOES HERE]

February 3, 2000


eOn Communications Corporation
4119 Willow Lake Boulevard
Memphis, TN  38118

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by eOn Communications Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to be filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, covering the underwritten public offering of up to 690,000 shares of the common stock of the Company (the "Common Stock") (which includes 90,000 shares of the Common Stock for which the underwriters have been granted an over-allotment option), of which up to 640,000 shares of the Common Stock are to be issued and sold by the Company (the "Company Shares") (which includes 90,000 shares of Common Stock for which the underwriters have been granted an over-allotment option) and up to 50,000 shares of the Common Stock are to be sold by certain stockholders, as described in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement, the Company's Certificate of Incorporation, as amended, and the Company's Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Company Shares, when sold, issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ James C. Kitch
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   James C. Kitch



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                              February 4, 2000


Board of Directors
eOn Communications Corporation
4119 Willow Lake Blvd.
Memphis, TN 38118

Gentlemen:

     We have acted as corporate counsel to eOn Communications Corporation, a Delaware corporation (the "Company"), in connection with its preparation and filing of its Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission relating to the proposed public offering and sale of up to 3,600,000 shares (4,140,000 shares if the underwriters' over-allotment option is exercised in full) of the Company's common stock, $.001 par value per share, of which up to 2,790,000 shares of the common stock are to be issued and sold by the Company (the "Company Shares") (including 390,000 shares of common stock for which the underwriters have been granted an over-allotment option) and up to 810,000 shares of the common stock are to be sold by certain stockholders as described in the Registration Statement (the "Selling Stockholder Shares") (including 150,000 shares of common stock for which the underwriters have been granted an over-allotment option). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

     In delivering this opinion, we have examined such documents as we have deemed necessary, including copies of the following documents:

     1. an executed copy of the Registration Statement and all amendments thereto;

     2.   the Certificate of Incorporation of the Company, as amended;

     3.   the Bylaws of the Company, as amended;

     4. records of the corporate proceedings taken to date with respect to the authorization, issuance and sale of the Selling Stockholder Shares; and

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Board of Directors
February 4, 2000
Page 2

     5. a form of Underwriting Agreement to be executed among the Company, the Selling Stockholders (as defined therein) and the underwriters to be named therein.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopies, photostatic or reproduced copies.

     Based upon and limited by the foregoing, and subject to the following qualifications and limitations, we are of the opinion that, as of the date hereof, the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. Our opinions are limited in all respects to the substantive law of the State of Tennessee, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                              Very truly yours,

                              BAKER, DONELSON, BEARMAN & CALDWELL,
                              A Professional Corporation


                              By: /s/ Desiree Franklin
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